EX-23.1
                               AJ. Robbins, P.C.
                          Certified Public Accountants
                             3033 E. 1st Ave., #201
                                Denver, CO 80206
                            Telephone: (303) 321-1281
                               Fax: (303) 321-1288


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: VSAT.NET, INC.
    Commission File # 000-32223

Gentlemen:

    We have read Item 4 included in the Form 8K of VSAT.NET, INC. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/AJ. Robbins, P.C.
                                        -----------------------------------
                                            AJ. Robbins, P.C.
Denver, Colorado
April 29, 2002